SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement           [ ]   Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material pursuant to Rule 14a-12

                               FSF FINANCIAL CORP.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:
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

         The following email was sent to all employees of FSF Financial Corp.

UPDATE ON MIDCOUNTRY MERGER:

     o The Proxy for the Special Meeting of Shareholders regarding the Merger Agreement will be mailed to shareholders of record as of August 6, 2004, on Friday, August 27.

     o The Board of Directors unanimously recommends that you vote for approval and adoption of the Merger Agreement. It requires a majority of shares issued and outstanding and entitled to vote in order to be approved. Therefore, a non vote is the same as a "no" vote.

     o US Bank has been determined b MidCountry to be the escrow agent for stock redemption. You will be contacted shortly after the merger within approximately 5 days to a week on how to redeem your shares. Please read carefully the section entitled Surrender of Stock Certificates; Payment for Shares on page 19.

     o There is a rumor that part of First Federal will be sold by MidCountry to US Bank after the merger. MidCountry Chairman & CEO Bob Hatcher stated this is unfounded. The only connection to US Bank is that they will be the stock escrow agent for share redemption.

     o In the future, if you have an questions or clarifications, or hear rumors, please contact us for resolution of these matters.

Don, George and Dick

         STOCKHOLDERS OF FSF AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT TO BE FILED BY FSF WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT FSF, MIDCOUNTRY AND THE MERGER. Stockholders will be able to obtain all documents filed with the SEC by FSF free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by FSF will be available free of charge from Betty Henke of FSF at 200 Main Street South, Hutchinson, Minnesota 55350, telephone (320) 234-4502 or may obtained from FSF's web site, www.ffhh.com. The executive officers and directors of FSF will be soliciting proxies from stockholders of FSF in favor of the Agreement. Information about FSF's executive officers and directors and their interests in FSF, including their ownership of FSF common stock can be found in FSF's proxy statement dated December 19, 2003 for its 2004 annual meeting which was filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed merger when it becomes available. FSF stockholders should read the proxy statement and other documents to be filed with the SEC carefully before making a decision concerning the merger.